Exhibit 99.1

Zedge Announces Fourth Quarter and Full Year Fiscal 2024 Results

Fourth quarter total revenue growth of 14%

Fourth quarter Zedge Marketplace subscription revenue grew 31%

Fourth quarter Zedge Marketplace ARPMAU1 increased 43%

New York, NY – October 29, 2024: Zedge, Inc. (NYSE AMERICAN: ZDGE), a leader in digital marketplaces and interactive games that provides content, enables creativity, empowers self-expression and facilitates community, today announced results for its fourth quarter and full year fiscal 2024, ended July 31, 2024.

Jonathan Reich, Zedge’s CEO, commented, “We concluded the year with strong momentum, achieving 14% overall company revenue growth in the fourth quarter, including impressive Zedge Marketplace subscription revenue growth of 31%, Zedge Premium Gross Transaction Value (GTV)1 growth of 56% and ARPMAU growth of 43%.

“In fiscal 2024, we drove double-digit revenue growth and strong cash flow from operations, even while repositioning GuruShots for success. In addition to our relentlessly optimizing our ad stack, our focus on innovation by developing, enhancing and launching new features and embracing Gen AI across our core products and operations, is yielding positive results, as demonstrated by the growth in subscription revenue and the increased use of pAInt. Taken together these actions helped us close the year with a more than 10% increase in our cash reserves, even after paying off our $2 million term loan balance and repurchasing over $600,000 in common stock. These efforts also contributed to our stock’s 71% gain during fiscal 2024, leading to ZDGE’s inclusion in the Russell Microcap Index.”

Fourth Quarter Select Financial Metrics: FY24 versus FY23*
(in $M except for EPS)	Q4 ’24	Q4 ’23	Change	FY24 YTD	FY23 YTD	Change
Total Revenue	$7.6	$6.6	14.3%	$30.1	$27.2	10.5%
Advertising Revenue	$5.2	$4.6	12.6%	$21.0	$18.3	15.1%
Digital goods and services	$0.7	$1.0	-24.2%	$3.5	$4.6	-25.2%
Subscription Revenue	$1.2	$0.9	30.7%	$4.3	$3.5	24.7%
Other Revenue	$0.5	$0.2	185.2%	$1.2	$0.8	47.3%
GAAP Operating Income (Loss)	$(0.1)	$0.2	-126.4%	$(11.8)	$(6.9)	nm
Operating Margin	-0.9%	3.7%		-39.2%	-25.4%
GAAP Net Income (Loss)	$(0.0)	$0.2	-124.8%	$(9.2)	$(6.1)	nm
GAAP Diluted Earnings (Loss) Per Share	$(0.00)	$0.01	-100.0%	$(0.65)	$(0.44)	nm
Non-GAAP Net Income[2]	$0.3	$0.6	-45.3%	$1.8	$1.9	-4.9%
Non- GAAP Diluted Earnings Per Share[2]	$0.02	$0.04	-47.5%	$0.13	$0.13	-4.7%
Adjusted EBITDA[2]	$0.8	$1.6	-52.0%	$4.7	$5.7	-17.4%
Cash Flow from Operations	$0.7	$0.4	65.9%	$5.9	$3.2	85.0%

nm = not measurable/meaningful

*	numbers may not add due to rounding

Fiscal 2025 Outlook

Reich continued, “In FY’25, we’re building on the solid foundation laid in FY’24 by investing in growth and scaling across all business areas. A key focus at the Company level is the continued infusion of generative AI throughout our product portfolio enhancing the user experience with innovative technology and features. Our recent introduction of pAInt 2.0 is a great example. In September, we expanded pAInt’s capabilities beyond text-to-image wallpaper creation along with filters, photo editing, avatar and/or sticker creation and rendering output in any size – not phone wallpapers alone. These capabilities make our offering relevant to a wider target audience.

“Our primary goal for the Zedge Marketplace this year is to convert our users from consumers of content into creators. This transformation is critical in helping us increase our penetration as a critical platform in the Creator Economy. Looking forward to what’s next, we’re already exploiting the recent introduction of pAInt 2.0 and are hard at work on introducing AI audio capabilities in the next several months. Audio is an exciting advancement that we believe can drive more users to our platform and create greater engagement from existing users.

“However, product enhancements and new feature releases are only part of the story. Over the past year, we built a world-class marketing team that has successfully acquired users with attractive ROAS profiles, particularly in well-developed economies, while also contributing to our hockey stick-like growth on the iOS platform in FY’24. This team is a key asset in helping us drive growth in conjunction with product innovations.

“We’re also excited about the upcoming expansion of Emojipedia’s ‘Emoji Playground,’ which debuted last year with emoji mashups and quizzes. This year, we expect to add new features, including AI-driven emoji and digital sticker creation. These new features and enhancements, combined with plans to revamp the Emojipedia website, are expected to drive higher engagement, elevate the user experience and further reinforce Emojipedia’s position as the ‘go-to’ platform for emoji enthusiasts.

“Reversing losses and resuming growth at GuruShots are our top priorities for GuruShots. To accomplish this, our strategy has shifted, prioritizing new user growth away from legacy players. The path forward is clear from the changes we made to the game and the roadmap that we have planned for in this fiscal year. To date we have introduced a robust onboarding experience to ease more users into the game, adopted a coin-based in-game economy and more recently launched Missions, a recognized gamification technique for driving engagement and improving retention by rewarding players for accomplishing specific goals. These actions are already yielding early returns, and we believe we are on the right track for accomplishing our goals. Looking beyond Missions, we’re targeting the release of a new competitive capability, player-vs-player (PvP), in time for the year-end holiday season.

“Finally, introducing new products remains a high priority for our long-term strategy. With promising projects like Wishcraft and AI Art Master in beta and more in the pipeline, we’re centralizing our development platform in order to foster rapid iteration and efficient product rollouts, enabling us to make key decisions quickly - doubling down on initiatives that show promise while pulling back from ones that aren’t performing well. This approach positions us to deliver new hits—whether incremental successes or major breakthroughs—that will drive sustained growth for Zedge.

“We’re proud of our progress in FY’24 and believe there is lots more to come. As we continue to evolve our business for sustainable long-term growth, we’re committed to smart capital allocation strategies, including share repurchases, that will drive long-term shareholder value.”

Fourth Quarter Highlights (fiscal 2024 versus fiscal 2023)

●	Revenue increased 14.3% to $7.6 million;

●	GAAP operating loss of ($0.1) million, compared to operating income of $0.2 million;

●	GAAP net income and earnings per share (EPS) were nil compared to $0.2 million and $0.01, respectively;

●	Non-GAAP net income and EPS were $0.3 million $0.02 compared to $0.6 million and $0.04, respectively;

●	Adjusted EBITDA of $0.8 million;

●	Zedge Premium Gross Transaction Value, or GTV, increased 55.7% to $0.6 million.

Full Year Highlights (fiscal 2024 versus fiscal 2023)

●	Revenue increased 10.5% to $30.1 million;

●	GAAP operating loss of ($11.8) million, compared to ($6.9) million;

o	GAAP operating loss for 2024 included non-cash write-downs related to an acquisition of $12.0 million compared to $6.8 million in 2023;

●	GAAP net loss and loss per share (EPS) were ($9.2) million and ($0.65) compared to ($6.1) million and ($0.44), respectively, including the impact of the write-downs;

●	Non-GAAP net income and EPS were $1.8 million and $0.13 compared to $1.9 million and $0.13, respectively;

●	Adjusted EBITDA of $4.7 million;

●	Repurchased 0.2 million shares of Class B Common Stock.

Select Zedge Marketplace Metrics: FY24 versus FY23*
(in MM except for ARPMAU and where noted)	Q4 ’24	Q4 ’23	Change
Total Installs[1] - Cumulative	674.3	621.0	8.6%
MAU[1]	26.1	30.9	-15.5%
Well-developed Markets	5.5	6.8	-19.1%
Emerging Markets	20.6	24.1	-14.5%
Active Subscriptions[1] (in 000s)	669	647	3.4%
ARPMAU	$0.079	$0.055	43.3%
Zedge Premium - Gross Transaction Value (GTV)	$0.6	$0.4	55.7%

*	numbers may not add due to rounding

Trended Financial Information*
(in $M except for EPS, ARPMAU, Paid Subscriptions)	Q123	Q223	Q323	Q423	Q124	Q224	Q324	Q424	FY22	FY23	FY24
Total Revenue	$6.9	$7.0	$6.7	$6.6	$7.1	$7.8	$7.7	$7.6	$26.5	$27.2	$30.1
Advertising Revenue	$4.5	$4.6	$4.6	$4.6	$4.9	$5.5	$5.5	$5.2	$20.3	$18.3	$21.0
Digital goods and services	$1.3	$1.2	$1.1	$1.0	$0.9	$0.9	$0.9	$0.7	$1.7	$4.6	$3.5
Subscription Revenue	$0.9	$0.9	$0.8	$0.9	$1.0	$1.1	$1.1	$1.2	$3.7	$3.5	$4.3
Other Revenue	$0.2	$0.2	$0.2	$0.2	$0.2	$0.3	$0.2	$0.5	$0.8	$0.8	$1.2
GAAP Operating Income (Loss)	$(0.2)	$1.5	$(8.4)	$0.2	$0.3	$(11.9)	$(0.1)	$(0.1)	$11.8	$(6.9)	$(11.8)
GAAP Net Income (Loss)	$(0.2)	$1.6	$(7.7)	$0.2	$(0.0)	$(9.2)	$0.1	$(0.0)	$9.7	$(6.1)	$(9.2)
GAAP Diluted Earnings (Loss) Per Share	$(0.01)	$0.11	$(0.55)	$0.01	$0.00	$(0.66)	$0.01	$0.00	$0.65	$(0.44)	$(0.65)
Non GAAP Net Income	$0.2	$0.8	$0.3	$0.6	$0.5	$0.5	$0.5	$0.3	$8.8	$1.9	$1.8
Non-GAAP Diluted EPS	$0.01	$0.06	$0.02	$0.04	$0.04	$0.04	$0.03	$0.02	$0.59	$0.13	$0.13
Adjusted EBITDA	$1.0	$1.4	$1.7	$1.6	$1.5	$1.5	$0.9	$0.8	$12.4	$5.7	$4.7
Adjusted EBITDA Margin	13.8%	20.5%	25.4%	24.2%	21.7%	19.9%	11.1%	10.2%	46.6%	20.9%	15.6%
Cash Flow from Operations	$1.1	$0.0	$1.6	$0.4	$1.3	$1.6	$2.3	$0.7	$11.5	$3.2	$5.9
MAU	31.9	32.2	32.0	30.9	28.5	28.7	27.7	26.1	nm	nm	nm
Well-developed Markets	7.1	7.4	7.2	6.8	6.2	6.2	6.0	5.5	nm	nm	nm
Emerging Markets	24.8	24.8	24.8	24.1	22.3	22.5	21.7	20.6	nm	nm	nm
Active Subscriptions (in 000s)	674	654	631	647	648	648	654	669	nm	nm	nm
ARPMAU	$0.054	$0.052	$0.053	$0.055	$0.063	$0.072	$0.074	$0.079	nm	nm	nm
Zedge Premium – GTV	$0.3	$0.4	$0.4	$0.4	$0.4	$0.5	$0.6	$0.6	$1.5	$1.5	$2.1

nm = not measurable/meaningful

*	numbers may not add due to rounding

[1]	We use the following business metrics in this release because we believe they are useful in evaluating Zedge’s operational performance.

●	Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the previous 30 days of the relevant period, is useful for evaluating consumer engagement with our App, which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.

●	Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through Zedge Premium. As Zedge Premium is an internal focus for growth, we believe this metric will help investors evaluate our progress in growing this part of our business.

●	Average Revenue Per Monthly Active User for our Zedge App, or ARPMAU, is useful in evaluating how well we monetize our user base.

●	An Active Subscription is a subscription that has commenced and not been canceled, including paused subscriptions and subscriptions in free trials, grace periods, or account hold. This is important because it is a source of recurring revenue.

●	Total Installs – Cumulative measures the number of times the Zedge App has been downloaded since inception.

[2]	Throughout this release, Non-GAAP Net Income, Non-GAAP EPS and Adjusted EBITDA are non-GAAP financial measures intended to provide useful information that supplement Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial measures at the end of this release for an explanation of Zedge’s formulations of Non-GAAP Net Income, Non-GAAP EPS and Adjusted EBITDA and reconciliations to the most directly comparable GAAP measures.

Earnings Announcement and Supplemental Information

Management will host an earnings conference call beginning at 11:00 a.m. Eastern to discuss its results, outlook, and strategy, followed by a Q&A with investors.

Live Call-in Info:

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 311549

Webcast URL: https://www.webcaster4.com/Webcast/Page/2205/51461

Replay:

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 51461

About Zedge

Zedge empowers tens of millions of consumers and creators each month with its suite of interconnected platforms that enable creativity, self-expression and e-commerce and foster community through fun competitions. Zedge’s ecosystem of product offerings includes the Zedge Marketplace, a freemium marketplace offering mobile phone wallpapers, video wallpapers, ringtones, notification sounds, and pAInt, a generative AI image maker; GuruShots, “The World’s Greatest Photography Game,” a skill-based photo challenge game; and Emojipedia, the #1 trusted source for ‘all things emoji.’ For more information please visit: investor.zedge.net

Follow us on X: @Zedge

Follow us on LinkedIn

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

July 31,	2024	2023

Assets
Current assets:
Cash and cash equivalents	$19,998	$18,125
Trade accounts receivable	3,406	2,883
Prepaid expenses and other receivables	593	569
Total current assets	23,997	21,577
Property and equipment, net	2,306	2,186
Intangible assets, net	5,369	18,709
Goodwill	1,824	1,961
Deferred tax assets, net	4,344	1,842
Other assets	355	556
Total assets	$38,195	$46,831
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,113	$669
Accrued expenses and other current liabilities	2,969	2,676
Deferred revenues	2,168	2,414
Total current liabilities	6,250	5,759
Term loan, net of deferred financing costs	-	1,985
Deferred revenues--non-current	931	-
Other liabilities	118	223
Total liabilities	7,299	7,967
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued and outstanding	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at July 31, 2024 and 2023	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 14,866 shares issued and 13,815 shares outstanding at July 31, 2024, and 14,634 shares issued and 13,801 outstanding at July 31, 2023	149	146
Additional paid-in capital	48,263	46,122
Accumulated other comprehensive loss	(1,832)	(1,537)
Accumulated deficit	(13,113)	(3,942)
Treasury stock,1,051 shares at July 31, 2024 and 833 shares at July 31, 2023, at cost	(2,576)	(1,930)
Total stockholders’ equity	30,896	38,864
Total liabilities and stockholders’ equity	$38,195	$46,831

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	July 31,		July 31,
	2024	2023	2024	2023
Revenues	$7,581	$6,632	$30,091	$27,241
Costs and expenses:
Direct cost of revenues (excluding amortization of capitalized software and technology development costs which is included below)	460	480	1,859	2,242
Selling, general and administrative	6,852	5,144	25,625	21,857
Depreciation and amortization	334	763	2,454	3,269
Impairment of intangible assets	-	-	11,958	-
Impairment of goodwill	-	-	-	8,727
Change in fair value of contingent consideration	-	-	-	(1,943)
Loss (income) from operations	(65)	245	(11,805)	(6,911)
Interest and other income, net	192	115	626	311
Net income (loss) resulting from foreign exchange transactions	33	36	(190)	36
Income (loss) before income taxes	160	396	(11,369)	(6,564)
Provision for (benefit from) income taxes	199	240	(2,198)	(462)
Net (loss) income	$(39)	$156	$(9,171)	$(6,102)
Other comprehensive gain (loss):
Changes in foreign currency translation adjustment	46	175	(295)	(146)
Total other comprehensive gain (loss)	46	175	(295)	(146)
Total comprehensive gain (loss)	$7	$331	$(9,466)	$(6,248)
Income (loss) per share attributable to Zedge, Inc. common stockholders:
Basic	$-	$0.01	$(0.65)	$(0.43)
Diluted	$-	$0.01	$(0.65)	$(0.43)
Weighted-average number of shares used in calculation of income (loss) per share:
Basic	14,141	13,928	14,092	14,096
Diluted	14,495	13,928	14,092	14,096

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

Year Ended July 31,	2024	2023

Operating activities
Net loss	$(9,171)	$(6,102)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	56	60
Amortization of intangible assets	1,382	2,316
Amortization of capitalized software and technology development costs	1,016	893
Amortization of deferred financing costs	15	3
Stock-based compensation	2,141	2,519
Impairment charge of intangible assets	11,958	-
Impairment of investment in privately-held company	50	-
Deferred income taxes	(2,502)	(981)
Impairment charge of goodwill	-	8,727
Change in fair value of contingent consideration	-	(1,943)

Change in assets and liabilities:
Trade accounts receivable	(523)	(472)
Prepaid expenses and other current assets	(24)	(173)
Other assets	45	14
Trade accounts payable and accrued expenses	722	(711)
Deferred revenue	685	(988)
Net cash provided by operating activities	5,850	3,162
Investing activities
Final payment for asset acquisitions	-	(962)
Capitalized software and technology development costs	(1,147)	(1,406)
Purchase of property and equipment	(47)	(54)
Net cash used in investing activities	(1,194)	(2,422)
Financing activities
Prepayment of term loan	(2,000)	-
Purchase of treasury stock in connection with share buyback program and stock awards vesting	(646)	(1,596)
Proceeds from exercise of stock options	3	1
Proceeds from term loan	-	2,000
Payment of deferred financing costs	-	(18)
Net cash (used in) provided by financing activities	(2,643)	387
Effect of exchange rate changes on cash and cash equivalents	(140)	(87)
Net increase in cash and cash equivalents	1,873	1,040
Cash and cash equivalents at beginning of period	18,125	17,085
Cash and cash equivalents at end of period	$19,998	$18,125

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$272	$795
Cash payments made for interest expenses	$66	$118

Use of Non-GAAP Measures

Adjusted EBITDA, defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses, Adjusted EBITDA Margin, and non-GAAP net income and EPS (which adjust out stock compensation expense, transaction-related expenses and other non-recurring expenses from GAAP net income and EPS), represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures we present. Our management also believes these measures are useful in evaluating our core operating results. However, these are not measures of financial performance under GAAP and should not be considered an alternative to net income or operating income/margin as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Reconciliation of Adjusted EBITDA to Net (Loss) Income	Q123	Q223	Q323	Q423	Q124	Q224	Q324	Q424	FY22	FY23	FY24
Net (Loss) Income	$(0.2)	$1.6	$(7.7)	$0.2	$(0.0)	$(9.2)	$0.1	$(0.0)	$9.7	$(6.1)	$(9.2)
Excluding:
Interest and other income (expense), net	$(0.0)	$(0.1)	$(0.1)	$(0.1)	$(0.1)	$(0.2)	$(0.2)	$(0.2)	$(0.0)	$(0.3)	$(0.6)
Provision for (benefit from) income taxes	$(0.1)	$0.1	$(0.7)	$0.2	$0.2	$(2.5)	$(0.1)	$0.2	$1.9	$(0.5)	$(2.2)
Depreciation and amortization	$0.8	$0.8	$0.9	$0.8	$0.8	$0.8	$0.6	$0.3	$2.0	$3.3	$2.5
EBITDA	$0.5	$2.4	$(7.6)	$1.0	$0.9	$(11.1)	$0.4	$0.3	$13.5	$(3.6)	$(9.5)
Adjustments:
Acquisition related write-offs	$(0.2)	$(1.8)	$8.7	$0.0	$0.0	$12.0	$0.0	$0.0	$(4.0)	$6.8	$12.0
Stock-based compensation	$0.6	$0.8	$0.6	$0.6	$0.5	$0.7	$0.5	$0.5	$1.9	$2.5	$2.1
Transaction costs related to business combination	$0.0	$0.0	$0.0	$0.0	$0.2	$0.0	$0.0	$0.0	$0.9	$0.0	$0.2
Adjusted EBITDA	$1.0	$1.4	$1.7	$1.6	$1.5	$1.5	$0.9	$0.8	$12.4	$5.7	$4.7

*	numbers may not add due to rounding

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net Income	Q123	Q223	Q323	Q423	Q124	Q224	Q324	Q424	FY22	FY23	FY24
GAAP Net (Loss) Income	$(0.2)	$1.6	$(7.7)	$0.2	$(0.0)	$(9.2)	$0.1	$(0.0)	$9.7	$(6.1)	$(9.2)
Adjustments:
Acquisition related write-offs	$(0.2)	$(1.8)	$8.7	$0.0	$0.0	$12.0	$0.0	$0.0	$(4.0)	$6.8	$12.0
Stock-based compensation	$0.6	$0.8	$0.6	$0.6	$0.5	$0.7	$0.5	$0.5	$1.9	$2.5	$2.1
Transaction costs related to business combination	$0.0	$0.0	$0.0	$0.0	$0.2	$0.0	$0.0	$0.0	$0.9	$0.0	$0.2
Income tax effect on non-GAAP items	$(0.1)	$0.2	$(1.3)	$(0.1)	$(0.2)	$(2.9)	$(0.1)	$(0.1)	$0.3	$(1.3)	$(3.3)
Non-GAAP Net Income	$0.2	$0.8	$0.3	$0.6	$0.5	$0.5	$0.5	$0.3	$8.8	$1.9	$1.8
Non-GAAP basic earnings per share	$0.01	$0.06	$0.02	$0.04	$0.04	$0.04	$0.03	$0.02	$0.62	$0.13	$0.13
Non-GAAP diluted earnings per share	$0.01	$0.06	$0.02	$0.04	$0.04	$0.04	$0.03	$0.02	$0.59	$0.13	$0.13
Weighted average shares used to compute Non-GAAP basic earnings per share	14.3	14.1	14.0	13.9	14.0	14.1	14.2	14.1	14.2	14.1	14.1
Weighted average shares used to compute Non-GAAP diluted earnings per share	14.3	14.3	14.0	13.9	14.0	14.1	14.5	14.5	14.9	14.1	14.1

*	numbers may not add due to rounding